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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
Marine Drilling Companies, Inc.:

We consent to incorporation by reference of our report dated January 25, 2000, relating to the consolidated balance sheets of Marine Drilling Companies, Inc. and subsidiaries as of December 31, 1999, and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Marine Drilling Companies, Inc., in the following registration statements of Marine Drilling Companies,
Inc.: (i) No. 33-56920 on Form S-8 dated January 11, 1993, (ii) No. 33-61901 on
Form S-8 dated August 17, 1995, (iii) No. 333-6995 on Form S-4 dated June 27, 1996 and amended July 11, 1996, (iv) No. 333-6997 on Form S-3 dated June 27, 1996, amended July 11, 1996 and supplement dated November 22, 1996, and (v) No. 333-56379 on Form S-3 dated June 9, 1998 and supplements dated May 21, 1999 and January 5, 2000.





KPMG LLP

Houston, Texas
March 24, 2000